Exhibit 99.1

LATTICE SEMICONDUCTOR CORPORATION

1996 STOCK PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

TO EXECUTIVE OFFICER

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

Name:

You have been granted                  Restricted Stock Units. Each such Unit is equivalent to one share of the Company’s Common Stock for purposes of determining the number of shares subject to this award.  None of the shares of Common Stock underlying the Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied.  Additional terms of this grant are as follows:

Date of Grant:	, 2007

Performance Period:

The period beginning on the Date of Grant and ending, with respect to twenty-five percent (25%) of the Restricted Stock Units, on each of the fourth (4th), fifth (5th), sixth (6th), and seventh (7th) anniversaries of the Date of Grant

Vesting Schedule:	See attached Vesting Appendix

You acknowledge and agree that this Notice of Grant and form of Restricted Stock Unit Agreement and the vesting schedule set forth herein does not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship as an employee at any time, with or without cause.  You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award.

By your signature below, you agree that this Notice of Grant, the form of Restricted Stock Unit Agreement attached as Exhibit A hereto, and the 1996 Stock Plan constitute your entire agreement with respect to this award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

GRANTEE:

Signature

Print Name

Vesting Appendix

The Restricted Stock Units will vest as provided below, and once vested, shall be settled by the Company’s issuance of shares of Stock reflecting that number of vested Restricted Stock Units.  To the extent any of the following vesting targets are not met within the Performance Period, the Restricted Stock Units subject to this Award shall be immediately forfeited and terminated on the expiration of the Performance Period.

The Restricted Stock Units will vest upon the satisfaction of both of the following conditions:

(1)     Twenty-five percent (25%) of the Restricted Stock Units shall vest on the first anniversary of the Date of Grant, and an additional twenty-five percent (25%) of the Restricted Stock Units shall vest on each anniversary of the Date of Grant thereafter;

(2)     Twenty-five percent (25%) of the Restricted Stock Units shall vest if the fair market value of a share of the Company’s Stock on each yearly anniversary of the Date of Grant has increased at least fifteen percent (15%), compounded annually to the nearest whole number percentage, over the fair market value on the Date of Grant; i.e., has reached one hundred fifteen percent (115%) of the fair market value on the Date of Grant, one hundred thirty-two percent (132%) of the fair market value on the Date of Grant, one hundred fifty-two percent (152%) of the fair market value on the Date of Grant, and one hundred seventy-five percent (175%) of the fair market value on the Date of Grant, respectively, for each twenty-five percent (25%) portion of the Restricted Stock Units.  The fair market value on the Date of Grant and on each anniversary date will be calculated based on the average of the closing prices of the Company’s Stock, as reported on the NASDAQ Global Market (“NASDAQ”), for each trading day during the sixty (60) calendar day period ending on the day prior to such date.  If this NASDAQ value vesting condition is not met with respect to any twenty-five percent (25%) portion of the Restricted Stock Units on the relevant anniversary of the Date of Grant, then such unvested twenty-five percent (25%) of the Restricted Stock Units may vest on any of the three (3) subsequent anniversaries of the Date of Grant, respectively, if the value of the Company’s Stock on such subsequent anniversary of the Date of Grant is equal to or greater than the required fair market value for the relevant anniversary of the Date of Grant.  If the relevant NASDAQ value vesting condition has not been met for any twenty-five percent (25%) portion of the Restricted Stock Units by the third subsequent anniversary of the relevant anniversary of the Date of Grant, then such twenty-five percent (25%) portion of the Restricted Stock Units shall be forfeited and terminate on such third subsequent anniversary date.

In the event a change in the capital structure of the Company occurs within the Performance Period pursuant to Section 12 of the Plan, which is a corporation merger, consolidation, plan of exchange, combination, or other purchase of the Company’s stock or assets (a “Change in Control”), then in addition to the treatment of such Restricted Stock Units pursuant to paragraph 10 of the Restricted Stock Unit Agreement, a portion of the then unvested Restricted Stock Units shall vest (to the extent described in this Vesting Appendix) based upon the per share consideration paid to the holders of Company common stock in the transaction (with no requirement that the price to be paid be an average of sixty (60) days of the Company’s Stock price).  Any Restricted Stock Units which do not become vested as a result of the per share consideration paid in the Change in Control will be, unless expressly assumed by the acquiring entity in the transaction, forfeited and terminate automatically upon the closing of Change in Control.  The determination of the value of the per share price paid to the holders of the Company’s common stock shall be determined by the Administrator in its sole discretion and may include, without limitation, the value of all contingent consideration, indemnification and/or escrow amounts.

EXHIBIT A

LATTICE SEMICONDUCTOR CORPORATION

1996 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR EXECUTIVE OFFICER

1.             Grant.  The Company hereby grants to the Employee an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Company’s 1996 Stock Plan (the “Plan”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.

2.             Company’s Obligation.  Each RSU represents the right to receive a share of Stock on the vesting date.  Unless and until the RSUs vest, the Employee will have no right to receive Stock under such RSUs.  Prior to actual distribution of Stock pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.             Vesting Schedule.  Subject to paragraph 4, and to relevant Plan provisions, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant.

4.             Forfeiture upon Termination of Service.  Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates service as an employee, for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.             Payment after Vesting.  Any RSUs that vest in accordance with this Agreement will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in shares of Stock, subject to the Employee satisfying the applicable tax withholding obligations set forth in paragraph 12.

6.             Payments after Death.  Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate.  Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.             Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.

8.             No Effect on Employment.  The Employee’s employment with the Company and its subsidiaries is on an at-will basis only.  Accordingly, the terms of the Employee’s employment with the Company and its subsidiaries will be determined from time to time by the Company or the subsidiary employing the Employee (as the case may be), and the Company or the subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.

9.             Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 5555 N.E. Moore Court, Hillsboro, OR 97124 Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

10.           Change in Control.  In the event of a Change in Control (as defined in the Notice of Grant), the acquiring corporation may, without the consent of the Employee, assume the Company’s rights and obligations under outstanding RSUs and adjust such awards to reflect the acquiring corporation’s stock.

11.           Code Section 409A.  Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax with respect to the payment of RSUs on account of the Employee’s termination of employment, the RSUs (and/or at the election of the Employee the cash received from the sale of the shares of Stock underlying the vested RSUs) will not be paid to the Employee until the date six (6) months and one (1) day following the date of the Employee’s termination.

12.           Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Stock will be issued to Employee, unless and until satisfactory arrangements (as determined by the Company) will have been made by Employee with respect to the payment of income, employment, and other taxes which the Company determines must be withheld with respect to such shares of Stock.  To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of shares of Stock otherwise deliverable to Employee.  If the Employee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable RSUs otherwise are scheduled to vest pursuant to paragraphs 3 or 10, Employee will permanently forfeit such RSUs and any right to receive shares of Stock thereunder and the RSUs will be returned to the Company at no cost to the Company.

13.           Grant is Not Transferable.  Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment, or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

15.           Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent, or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.           Plan Governs.  This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

17.           Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Employee, the Company, and all other interested persons.  No member of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.